Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,088,240
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,908,840
Dividend Income	20,569
Interest Income	5
ETF Transaction Fees	2,100
Total Income (Loss)	$3,019,754

Expenses
General Partner Management Fees	$26,837
Professional Fees	11,168
Brokerage Commissions	913
Directors' Fees and insurance	1,233
NYMEX License Fee	537
Total Expenses	40,688
Expense Waiver	(9,283)
Net Expenses	$31,405
Net Income (Loss)	$2,988,349

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$34,579,851
Additions (500,000 Shares)	13,014,581
Net Income (Loss)	2,988,349

Net Asset Value End of Month	$50,582,781
Net Asset Value Per Share (2,050,000 Shares)	$24.67

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596